Exhibit 10.1.3
SECOND AMENDING AGREEMENT
TO THE CERAMIC PROTECTION CORPORATION
CREDIT AGREEMENT
DATED SEPTEMBER 21, 2004
THIS SECOND AMENDING AGREEMENT is made effective as of March 8, 2007,
BETWEEN:
CERAMIC PROTECTION CORPORATION
(the “Borrower”)
-and-
CANADIAN IMPERIAL BANK OF COMMERCE
(“CIBC”)
PREAMBLE:
A.	Pursuant to the Credit Agreement dated September 21, 2004, as amended by a First Amending Agreement dated May 25, 2006, between the Borrower and CIBC (as amended, the “Credit Agreement”), CIBC agreed to provide to the Borrower, inter alia, the Credit Facilities.

B.	The parties hereto wish to amend the Credit Agreement on the terms and conditions herein provided.
AGREEMENT:
     In consideration of the premises, the covenants and the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged between the parties, the parties hereto agree as follows:
1.	Definitions. Capitalized terms used in this Second Amending Agreement will, unless otherwise defined herein, have the meanings attributed to such terms in the Credit Agreement, as amended hereby

2.	Amendment Date. The amendments contained herein shall be effective as of the date of this Second Amending Agreement (the “Second Amendment Date”).

3.	Amendments. Effective as of the Second Amendment Date, the Credit Agreement is amended as follows:
(a)	Section 3.12(a) is hereby deleted in its entirety and replaced with the following
“(a) Setting of Borrowing Base. The Borrowing Base under the Extendible Revolving Loan shall be based on the sum of, without duplication, (i) 75% of Eligible Accounts Receivable (including U.S.

Federal Government receivables aged more than 90 days), (ii) 90% of Export Development Canada insured accounts receivable and (iii) the lesser of (a) 50% of eligible inventory comprised of raw materials and finished goods (excluding work-in-progress), and (b) 40% of the Revolving Loan Commitment Amount.”
(b)	A new Section 14.2(d) is hereby added to the Credit Agreement as follows:
“(d) Minimum Current Ratio. Beginning as of the date hereof, it will not permit the Current Ratio to be less than 1 15:1.00.”
(c)	The definition of “Revolving Loan Commitment Amount” in Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“Revolving Loan Commitment Amount” means, initially, Cdn. $30,000,000 until October 31, 2007, at which time it will mean Cdn. $5,000,000, or as such amount may be reduced in accordance with this Agreement or otherwise with unanimous consent of the Lenders.”
(d)	The following definition of “Current Assets” is hereby added to Schedule A of the Credit Agreement:
“Current Assets” means all assets of the Borrower on a consolidated basis which under GAAP would be classified as current assets.”
(e)	The following definition of “Current Liabilities” is hereby added to Schedule A of the Credit Agreement:
““Current Liabilities” means all liabilities of the Borrower on a consolidated basis which under GAAP would be classified as current liabilities.”
(f)	The following definition of “Current Ratio” is hereby added to Schedule A of the Credit Agreement:
““Current Ratio” means, at any time, the ratio of Current Assets to Current Liabilities, in each case as at such time.”
(g)	Schedule B to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit 1 to the Second Amending Agreement.

(h)	Schedule K to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit 2 to this Second Amending Agreement.

(i)	Any formatting, cross-referencing or other changes that are required to be made in the Credit Agreement as a result of the amendments in this Second Amending Agreement are hereby agreed to be made and the Credit Agreement, as amended by this Second Amending Agreement, shall be read as if such changes have been made.
4.	Borrower’s Acknowledgement. The Borrower acknowledges that the Security previously granted to CIBC by it under or in connection with the Credit Facilities, the Credit Agreement or otherwise continues in full force and effect, without in any way impairing or derogating from any of the mortgages, pledges, charges, assignments, security interests and covenants therein contained or thereby constituted, as continuing security for the Indebtedness under the Credit Agreement and any other indebtedness from time to time owed by the Borrower to CIBC.
5.	Deliveries by the Borrower. The Borrower shall deliver or cause to be delivered to CIBC the following items and this Second Amending Agreement is only effective upon the receipt thereof by CIBC:
(a)	a fully executed copy of this Second Amending Agreement;

(b)	a certificate of status in respect of the Borrower and each Material Subsidiary dated as of the Second Amendment Date;

(c)	a Closing Certificate from an officer of the Borrower and each Material Subsidiary;

(d)	no Event of Default will have occurred and be continuing;

(e)	payment of an arrangement fee of $37,500 and all other fees and expenses payable to CIBC and the Lenders under the credit documents; and

(f)	such other documents as the Agent may reasonably request on behalf of the Lenders.
6.	Representations and Warranties. The Borrower agrees with and confirms to CIBC that as of the Second Amendment Date each of the representations and warranties listed in Section 13.1 of the Credit Agreement is true and accurate in all material respects.

7.	Continuing Effect. Each of the parties hereto acknowledges and agrees that the Credit Agreement, as amended by this Second Amending Agreement, and all other documents entered into in connection therewith, will be and continue in full force and effect and are hereby confirmed and the rights and obligations of all parties thereunder will not be effected or prejudiced in any manner except as specifically provided herein.

8.	Further Assurance. The Borrower will from time to time forthwith at CIBC’s request and at the Borrower’s own cost and expense make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, financing statements, assignments, acts, matters and things which may be reasonably required by CIBC and as are consistent with the intention of the parties as evidenced herein, with respect to all matters arising under this Second Amending Agreement.

9.	Expenses. The Borrower will be liable for all expenses of CIBC, including, without limitation, reasonable legal fees (on a solicitor and his own client full indemnity basis) and other out-of-pocket expenses in connection with the negotiation, preparation, establishment, operation or enforcement of the Facilities and of this Second Amending Agreement (whether or not consummated) by CIBC.

10.	Counterparts. This Second Amending Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which when executed and delivered will be deemed to be an original, but all of which when taken together constitutes one and the same instrument. Any party hereto may execute this Second Amending Agreement by signing any counterpart.
     IN WITNESS WHEREOF, the parties hereto have caused this Second Amending Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

CERAMIC PROTECTION CORPORATION		CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ Stephen Giordanella	By:	/s/ Ian MacInnis

Name:	Stephen Giordanella	Name:	Ian MacInnis
Title:	Chief Executive Officer	Title:	Authorized Signatory

By:	/s/ Larry Moeller	By:

Name:	Larry Moeller	Name:
Title:	Chairman	Title:	Authorized Signatory

     THIS SECOND AMENDING AGREEMENT is consented to by each of the Material Subsidiaries of the Borrower, as guarantors, who confirm that each of their respective guarantees continue to support the obligations of the Borrower under the Credit Agreement, as amended by this Second Amending Agreement, as duly indicated below.
     EFFECTIVE as of the date and year first noted above.

CERAMIC PROTECTION CORPORATION OF AMERICA		CPC HOLDING CORPORATION OF AMERICA

		By:	/s/ Stephen Giordanella

		Name:	Stephen Giordanella
		Title:	President

By:	/s/ Stephen Giordanella	By:	/s/ Larry Moeller

Name:	Stephen Giordanella	Name:	Larry Moeller
Title:	Director	Title:	VP Finance

PROTECTIVE PRODUCTS INTERNATIONAL CORP.

By:	/s/ Stephen Giordanella

Name:	Stephen Giordanella
Title:	President

By:	/s/ Delia Amador

Name:	Delia Amador
Title:	VP Finance